Exhibit 1

Directors and Executive Officers of

AEV Esports, LLC, Cox Corporate Services, Inc., and Cox Enterprises, Inc.

The following tables set forth the name and present principal occupation or employment, the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted, and citizenship of each director and executive officer of AEV Esports, LLC, Cox Corporate Services, Inc., and Cox Enterprises, Inc. The business address of each non-executive director of Cox Corporate Services, Inc. and each person whose principal occupation or employment is with Cox Corporate Services, Inc. is c/o Cox Corporate Services, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328. The business address of each non-executive director of Cox Enterprises, Inc. and each person whose principal occupation or employment is with Cox Enterprises, Inc. is c/o Cox Enterprises, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328. The business address of each non-executive director of AEV Esports, LLC and each person whose principal occupation or employment is with AEV Esports, LLC is c/o AEV Esports, LLC, 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328.

Directors of Cox Enterprises, Inc.	Present Principal Occupation or Employment and Principal Business and Business Address	Citizenship
Ahearn, Michael J.	Managing Partner - True North Venture Partners 2390 E. Camelback Road, Suite 203, Phoenix, AZ 85016	USA
Clarke, Janet M.	President & Founder - Clarke Littlefield LLC 20290 Fairway Oaks Drive, #283, Boca Raton, FL 33434	USA
Kennedy, James C.	Director, Cox Enterprises, Inc.	USA
Parry-Okeden, Henry	Director, Cox Enterprises, Inc.	USA and Australia
Taylor, Alexander C.	Chairman of the Board and Chief Executive Officer, Cox Enterprises, Inc.	USA
Trott, Byron D.	Managing Partner - BDT Capital Partners, LLC 401 North Michigan Avenue, Suite 3100, Chicago, IL 60611	USA
Weaver, James Conrad “Rad”	Chairman & CEO, CW Interests 3511 Broadway, San Antonio, Texas 78209	USA
Williams, Christopher J.	Chairman – Siebert Williams Shank & Co., LLC 100 Wall Street, 18th Floor, New York, NY 10005	USA

Executive Officers of Cox Enterprises, Inc.	Present Principal Occupation	Citizenship
Taylor, Alexander C.	Chairman of the Board and Chief Executive Officer	USA
Campbell, Jill	President & Chief People & Operations Officer	USA
Clement, Dallas S.	President & Chief Financial Officer	USA
Schwartz, Sanford H.	CEO, Family Office	USA
Friedman, Maria L.	Executive Vice President, Finance	USA
Hightower, Jennifer	Senior Vice President, General Counsel & Corporate Secretary	USA
Odom, Charles L.	Vice President & Treasurer	USA
Vickers, Mary A.	Vice President, Tax	USA
Avila, Luis A.	Vice President, Governance & Compliance & Assistant Secretary	USA

Directors of Cox Corporate Services, Inc.	Present Principal Occupation or Employment and Principal Business and Business Address	Citizenship
Clement, Dallas S.	President, Cox Corporate Services, Inc.	USA
Hightower, Jennifer	Secretary, Cox Corporate Services, Inc.	USA

Executive Officers of Cox Corporate Services, Inc.	Present Principal Occupation	Citizenship
Clement, Dallas S.	President	USA
Friedman, Maria L.	Vice President	USA
Vickers, Mary A.	Vice President	USA
Hightower, Jennifer	Secretary	USA
Avila, Luis A.	Assistant Secretary	USA
Friedman, Maria L.	Treasurer	USA

Managers of AEV Esports, LLC	Present Principal Occupation or Employment and Principal Business and Business Address	Citizenship
Clement, Dallas S.	President and CFO, Cox Enterprises, Inc.	USA
Kogan, Matt	Director, Growth Operations, Strategy & Investments, Cox Enterprises, Inc.	USA
Polish, Jack	Chief Accounting Officer, Cox Enterprises, Inc.	USA
Williams, Shereta	Sr. VP, New Verticals, Cox Enterprises, Inc.	USA
Hamilton, Paul	President, AEV Esports, LLC	USA

Executive Officers of AEV Esports, LLC	Present Principal Occupation	Citizenship
Hamilton, Paul	President	USA
Vickers, Mary A.	Vice President	USA
Friedman, Maria L.	Vice President & Treasurer	USA
Hightower, Jennifer	Secretary	USA
Avila, Luis A.	Assistant Secretary	USA